                                                                     Exhibit 28A

                   First Chicago Credit Card Master Trust II

                     Excess Spread Analysis - August 2001

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Series                                         95-M        95-O       96-Q        96-S        97-U        98-V
Deal Size                                     $500MM      $500MM     $900MM      $700MM      $400MM       $1BIL
Expected Maturity                            10/15/02    12/16/02    2/15/02    12/16/02    10/15/02    10/15/01
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
Yield                                           22.25%      22.25%     22.25%      22.25%      22.25%      22.25%
Less Coupon                                      3.90%       3.91%      3.80%       3.82%       3.80%       4.00%
     Servicing Fee                               1.50%       1.50%      1.50%       1.50%       1.50%       1.50%
     Net Credit Losses                           6.07%       6.07%      6.07%       6.07%       6.07%       6.07%
Excess Spread:
     August-01                                  10.77%      10.77%     10.88%      10.86%      10.88%      10.68%
     July-01                                     9.82%       9.82%      9.93%       9.91%       9.93%       9.73%
     June-01                                     9.11%       9.11%      9.22%       9.20%       9.22%       9.02%
Three Month Average Excess Spread                9.90%       9.90%     10.01%       9.99%      10.01%       9.81%

Delinquency:
     30 to 59 Days                               1.25%       1.25%      1.25%       1.25%       1.25%       1.25%
     60 to 89 Days                               0.88%       0.88%      0.88%       0.88%       0.88%       0.88%
     90+ Days                                    1.67%       1.67%      1.67%       1.67%       1.67%       1.67%
     Total                                       3.81%       3.81%      3.81%       3.81%       3.81%       3.81%

Payment Rate                                    32.77%      32.77%     32.77%      32.77%      32.77%      32.77%

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Series                                            99-W        99-X       99-Y
Deal Size                                       $750MM      $750MM     $550MM
Expected Maturity                              3/15/02     6/16/03    8/15/03
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
Yield                                           22.25%      22.25%     22.25%
Less Coupon                                      3.86%       3.89%      3.90%
     Servicing Fee                               1.50%       1.50%      1.50%
     Net Credit Losses                           6.07%       6.07%      6.07%
Excess Spread:
     August-01                                  10.82%      10.78%     10.78%
     July-01                                     9.87%       9.84%      9.83%
     June-01                                     9.15%       9.12%      9.12%
Three Month Average Excess Spread                9.95%       9.91%      9.91%

Delinquency:
     30 to 59 Days                               1.25%       1.25%      1.25%
     60 to 89 Days                               0.88%       0.88%      0.88%
     90+ Days                                    1.67%       1.67%      1.67%
     Total                                       3.81%       3.81%      3.81%

Payment Rate                                    32.77%      32.77%     32.77%

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1)  Yield = (Series Collections of Finance Charges and Fees Using Prior Month
    Billings as a Proxy + Series Interchange + Series Investment Income Earned +
    Series Reserve Account Draws) / BOP Invested Amount * 12
2)  Coupon = The Weighted Average of the Class A and the Collateral Invested
    Coupon Rates
3)  Net Credit Loss Rate = (Series Principal and Finance Charge Chargeoffs -
    Series Principal and Finance Charge Recoveries) / BOP Invested Amount * 12
4)  Excess Spread = Yield - Coupon - Servicing Fee - Net Credit Losses
5)  Three Month Average Excess Spread = The Average of the Current and the Two
    Preceding Months Excess Spread Percentages
6)  Delinquency = EOP Trust Principal and Finance Charge Delinquent Balance /
    EOP Trust Principal and Finance Charge Balance
7)  Payment Rate = Trust Principal Payments / BOP Trust Principal Balance